EXHIBIT 99.1



NEWS RELEASE FOR NOVEMBER 6, 2003 AT 7:30 AM EST

Contact information:
THE KEITH COMPANIES, INC.                      FRB|WEBER SHANDWICK
19 Technology Drive                            Tricia Ross
Irvine, CA 92618                               Investor Relations
(949) 923-6001                                 (310) 407-6540
(949) 923-6026 Fax
WWW.KEITHCO.COM
---------------
Contact:  Aram Keith,
Chairman of the Board & CEO

              THE KEITH COMPANIES REPORTS THIRD QUARTER RESULTS AND
             CONTINUED STRENGTH IN RESIDENTIAL REAL ESTATE SERVICES

IRVINE, CA (November 6, 2003)... The Keith Companies, Inc. (Nasdaq: TKCI), an engineering and consulting services firm, today announced financial results for the third quarter ended September 30, 2003.

     Net revenue for the three months ended September 30, 2003 decreased 7.9% to $22.9 million, while income from continuing operations for the same period decreased to $2.2 million and resulted in diluted earnings per share from continuing operations of $0.28. This compares to net revenue for the third quarter of 2002 of $24.8 million with income from continuing operations of $3.0 million and diluted earnings per share from continuing operations of $0.38.

     Two notable items impacted the previous year's results. Interest expense and other income during the third quarter of 2002 were positively impacted by a $498,000 (net of income taxes) purchase price adjustment associated with the Company's acquisitions of Crosby, Mead, Benton & Associates and Hook & Associates Engineering, Inc.

     "We continue to have a growing flow of new projects for our residential real estate services," said Aram Keith, Chairman and CEO of The Keith Companies. "Internal growth in net revenue in this area was 8.5% for the third quarter of 2003 compared to 2002. Overall demand, however, in the industrial/energy segment was significantly less than the prior year which creates challenging dynamics for influencing our overall growth at this time. We do believe that the industrial/energy segment may improve in the future.

     "We remain extremely diligent in the areas of our business that are within our control, and we believe this is reflected in our continued strong margins," said Keith.

     Net revenue for the nine months ended September 30, 2003 decreased 1.9% to $68.0 million, from $69.3 million for the nine months ended September 30, 2002. Income from continuing operations for the nine months ended September 30, 2003 decreased to $5.3 million, and resulted in diluted earnings per share from continuing operations of $0.67 compared to $6.6 million or diluted earnings per share from continuing operations of $0.84 for the nine months ended September 30, 2002. As discussed above, interest expense and other income in 2002 were positively impacted by a $498,000 (net of income taxes) purchase price adjustment.

FINANCIAL POSITION

     The Company's September 30, 2003 balance sheet remains strong with cash and securities of $28.2 million, a current ratio of 4.7:1, a debt to equity ratio of 0.00:1 (excluding issuable common stock) and shareholders' equity of $69.9 million or $9.16 per common share outstanding at September 30, 2003.

FINANCIAL GUIDANCE

     In adherence with the U.S. Securities and Exchange Commission's (SEC) Regulation Fair Disclosure, The Keith Companies provides the following guidance for all investors and encourages all current and potential investors to review the disclosure regarding forward-looking statements in this press release as well as all financial documents filed with the SEC. All guidance amounts are before special items, if any, and exclude the impact of any potential future acquisitions.

     The Company's financial guidance for diluted earnings per share for the fourth quarter of 2003 remains unchanged from the guidance previously provided. For the full year, the Company estimates net revenue to range from $89.0 million to $94.0 million, and forecasts diluted earnings per share to range from $0.88 to $0.93 based upon an estimated 8.0 million weighted average number of diluted shares outstanding. For the fourth quarter, the Company expects diluted earnings per share to range from $0.21 to $0.26.

     The Company also provided its initial guidance for 2004. The Company estimates its full year 2004 net revenue may range from $90.0 million to $100.0 million with estimated diluted earnings per share ranging from $0.88 to $1.04 ($0.19 to $0.22 for the first quarter; $0.22 to $0.26 for the second quarter; $0.26 to $0.31 for the third quarter; and $0.21 to $0.25 for the fourth quarter) based upon an estimated 8.1 million weighted average number of diluted shares outstanding for the year. The higher range of the guidance is primarily based upon significant improvements in the demand for services in the Company's industrial/energy segment.

     "We are encouraged by the trends in our markets, which should provide solid opportunities for growth going forward," said Keith. "The inventory of available housing in our core California markets remains well below the levels required to meet demand, which bodes well for the residential real estate market in general and the level of activity we expect to see in this business area. In addition, we are very encouraged by the recent pick-up in proposal activity for our services in the industrial/energy segment. The unprecedented power outage in the Northeast in August has prompted both utilities and businesses to address shortcomings in their power generating and transmission capabilities. This can create opportunities for our industrial/energy segment, and we believe we can generate meaningful growth in this area in the coming year if the proposals turn into awarded contracts."

CONFERENCE CALL TO BE BROADCAST LIVE OVER THE INTERNET

     The Company will be hosting an earnings conference call, which will be broadcast live over the Internet at 8:30 a.m. Pacific Time on November 6, 2003 and can be accessed by all interested parties at HTTP://WWW.VIAVID.NET. To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary


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


audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call. A copy of this press release and a link to the Company's quarterly conference call will be available at the Company's website under the headings "TKC News" and "Investor Relations," respectively, at WWW.KEITHCO.COM.

ABOUT THE KEITH COMPANIES

     The Keith Companies, Inc. is a fully integrated, multi-disciplined engineering and consulting services company, with offices located throughout the Western and Midwestern United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental studies, and water and cultural resources that are needed to effectively plan, engineer, and design state-of-the-art private and public facilities. Additionally, the Company provides mechanical, electrical, chemical, power/energy engineering, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential and commercial real estate projects to institutional, manufacturing, and processing facilities. For more information visit the Company's website at WWW.KEITHCO.COM.

     Certain statements in this news release may include forward-looking statements that express our expectation, prediction, belief, or projection. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, and achievement of The Keith Companies to be materially and adversely different from any future results, performance, or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general include, but are not limited to: changes in the economic growth in the United States (especially in California) and other major international economies (especially Brazil), our ability to sustain our growth and profitability, our ability to implement our acquisition strategy and to successfully close and integrate acquired companies on a timely and cost-effective basis, changes in the carrying value of our goodwill and other long-term assets, our failure to accurately estimate costs on fixed-price contracts or contracts with not-to-exceed provisions, the uncertain timing of awards and contracts, the ability to maintain acquired companies' profit margins and/or client base, outcomes of pending and future litigation, the ongoing financing of public works and infrastructure enhancements and refurbishment, our ability to attract and retain employees, the demand for electricity and the impact on power providers' plans for expanding generation facilities, increasing competition by foreign and domestic companies, a downturn in the real estate market, risks inherent in doing business outside the United States, including the difficulty of enforcing contracts, political instability and foreign currency fluctuations and potential exchange restrictions, the short- and long-term impact of terrorist activities and resulting political and military policies, and other factors as are described in the Company's filings with the Securities and Exchange Commission. The forward-looking information set forth in this press release is as of the date indicated above and we undertake no duty to update this information.


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


                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                                 2003           2002            2003           2002
                                             ------------   ------------    ------------   ------------
Gross revenue                                $25,175,000    $28,086,000      $74,919,000    $81,830,000
Subcontractor costs                            2,321,000      3,276,000        6,942,000     12,566,000
                                             ------------   ------------    ------------   ------------
   Net revenue                                22,854,000     24,810,000       67,977,000     69,264,000
Costs of revenue                              14,369,000     15,791,000       44,300,000     45,119,000
                                             ------------   ------------    ------------   ------------
   Gross profit                                8,485,000      9,019,000       23,677,000     24,145,000
Selling, general and administrative
expenses                                       4,906,000      4,937,000       15,321,000     14,246,000
                                             ------------   ------------    ------------   ------------
   Income from operations                      3,579,000      4,082,000        8,356,000      9,899,000
Interest income                                   68,000         87,000          207,000        304,000
Interest expense (income)                          3,000       (114,000)          12,000        (48,000)
Other expenses (income), net                      32,000       (676,000)        (188,000)      (636,000)
                                             ------------   ------------    ------------   ------------
   Income before provision for income
     taxes and discontinued operations         3,612,000      4,959,000        8,739,000     10,887,000
Provision for income taxes                     1,409,000      1,935,000        3,408,000      4,248,000
                                             ------------   ------------    ------------   ------------
   Income from continuing operations           2,203,000      3,024,000        5,331,000      6,639,000
Loss from discontinued operations, net
   of income taxes                                    --        233,000               --        531,000
                                             ------------   ------------    ------------   ------------
    Net income                               $ 2,203,000    $ 2,791,000      $ 5,331,000    $ 6,108,000
                                             ============   ============    ============   ============

Earnings per share from continuing operations:

   Basic                                     $      0.29    $      0.41      $      0.70    $      0.91
                                             ============   ============    ============   ============
   Diluted                                   $      0.28    $      0.38      $      0.67    $      0.84
                                             ============   ============    ============   ============

Loss per share from discontinued operations, net of income taxes:

   Basic                                     $        --    $      (.03)     $        --    $      (.08)
                                             ============   ============    ============   ============
   Diluted                                   $        --    $      (.03)     $        --    $      (.06)
                                             ============   ============    ============   ============
Earnings per share:

   Basic                                     $      0.29    $      0.38      $      0.70    $      0.83
                                             ============   ============    ============   ============
   Diluted                                   $      0.28    $      0.35      $      0.67    $      0.78
                                             ============   ============    ============   ============

Weighted average number of shares outstanding:

   Basic                                       7,626,534      7,346,326        7,607,642      7,326,887
                                             ============   ============    ============   ============
   Diluted                                     7,975,890      7,936,546        7,955,167      7,871,862
                                             ============   ============    ============   ============


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



                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                    SEPTEMBER 30,        DECEMBER 31,
                                                                         2003                2002
                                                                   -----------------   -----------------
                                                                     (UNAUDITED)
                             ASSETS
Current assets:
  Cash and cash equivalents                                        $    23,130,000     $    20,333,000
  Securities held-to-maturity                                            5,102,000           3,164,000
  Contracts and trade receivables, net                                  17,494,000          18,771,000
  Costs and estimated earnings in excess of billings                    11,386,000          10,392,000
  Prepaid expenses and other current assets                              1,460,000           1,367,000
                                                                   -----------------   -----------------
      Total current assets                                              58,572,000          54,027,000
Equipment and leasehold improvements, net                                4,113,000           4,831,000
Goodwill, net                                                           23,218,000          23,056,000
Other assets                                                               221,000             312,000
                                                                   -----------------   -----------------
      Total assets                                                 $    86,124,000     $    82,226,000
                                                                   =================   =================

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of capital lease obligations                     $            --     $        52,000
  Trade accounts payable                                                 1,413,000           1,818,000
  Accrued employee compensation                                          4,406,000           3,722,000
  Current portion of deferred tax liabilities                            3,058,000           3,065,000
  Other accrued liabilities                                              2,690,000           4,484,000
  Billings in excess of costs and estimated earnings                     1,011,000           1,273,000
                                                                   -----------------   -----------------
      Total current liabilities                                         12,578,000          14,414,000
Capital lease obligations, less current portion                                 --              18,000
Issuable common stock                                                    1,500,000           2,215,000
Deferred tax liabilities                                                 1,675,000           1,675,000
Accrued rent                                                               442,000             292,000
                                                                   -----------------   -----------------
      Total liabilities                                                 16,195,000          18,614,000
                                                                   -----------------   -----------------
Shareholders' equity:
  Preferred stock                                                               --                  --
  Common stock                                                               8,000               8,000
  Additional paid-in-capital                                            45,152,000          44,166,000
  Retained earnings                                                     24,769,000          19,438,000
                                                                   -----------------   -----------------
   Total shareholders' equity                                           69,929,000          63,612,000
                                                                   -----------------   -----------------
   Total liabilities and shareholders' equity                      $    86,124,000     $    82,226,000
                                                                   =================   =================


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



                    THE KEITH COMPANIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                        FOR THE NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                   -------------------------------------
                                                                          2003                2002
                                                                   -----------------   -----------------
Cash flows from operating activities:
   Net income                                                       $    5,331,000      $    6,108,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                      1,705,000           1,702,000
      Loss on sale/impairment of equipment                                  37,000             139,000
      Reduction in purchase price of acquired companies                         --            (769,000)
      Tax benefit from exercise of stock options                            36,000              73,000
      Stock compensation expense                                            20,000                  --
      Changes in operating assets and liabilities, net of
        effects from acquisition in 2002:
         Contracts and trade receivables, net                            1,277,000           1,952,000
         Costs and estimated earnings in excess of billings             (1,085,000)         (3,265,000)
         Prepaid expenses and other assets                                 (57,000)            389,000
         Trade accounts payable and accrued liabilities                   (687,000)          1,967,000
         Billings in excess of costs and estimated earnings               (262,000)         (1,058,000)
                                                                   -----------------   -----------------
            Net cash provided by operating activities               $    6,315,000      $    7,238,000
                                                                   -----------------   -----------------

Cash flows from investing activities:
      Net cash expended related to or for acquisitions                    (722,000)         (7,987,000)
      Additions to equipment and leasehold improvements                 (1,066,000)         (1,354,000)
      Proceeds from (purchases of) securities held-to-maturity          (1,938,000)          5,994,000
      Proceeds from sales of equipment                                      46,000             129,000
                                                                   -----------------   -----------------
            Net cash used in investing activities                   $   (3,680,000)     $   (3,218,000)
                                                                   -----------------   -----------------

Cash flow from financing activities:
      Principal payments on long-term debt and capital lease
        obligations, including current portion                             (53,000)           (688,000)
      Proceeds from exercise of stock options                              215,000             147,000
                                                                   -----------------   -----------------
            Net cash provided by (used in) financing activities     $      162,000      $     (541,000)
                                                                   -----------------   -----------------
            Net increase in cash and cash equivalents                    2,797,000           3,479,000

Cash and cash equivalents, beginning of period                      $   20,333,000      $   12,212,000
                                                                   -----------------   -----------------
Cash and cash equivalents, end of period                            $   23,130,000      $   15,691,000
                                                                   =================   =================

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